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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated November 2, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements Nos. 33-64622, 33-64624, 33-76764, 333-79451, 333-79455, 333-61858 and 333-92665 on Form S-8 and Nos. 333-56775 and 333-79653 on Form S-3.

/s/ ARTHUR ANDERSEN LLP
Portland, Oregon, December 6, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS